                                                                   EXHIBIT 10.16

                                MACROMEDIA, INC.

                            FIRST AMENDMENT TO LEASE

                               THE TOWNSEND CENTER
                                SAN FRANCISCO, CA

        This First Amendment to Lease ("First Amendment") is entered into this 1st day of July, 1999, by and between ZORO, LLC, a California Limited Liability Company ("Lessor") and Macromedia, Inc. ("Lessee").

                                    RECITALS

        A. Lessee and Lessor entered into that certain Lease dated April 15, 1999 (the "Lease") with respect to certain premises (the "Original Premises") located on the Fourth Floor, Quadrant "C" in the Townsend Center in San Francisco, California (the "Building", pursuant to which Lessee presently occupies 25,170 square feet of Adjusted Rentable floor area in the Building as shown on the site plan attached to the Lease as Exhibit "C."

        B. Lessee now desires to lease from Lessor and Lessor desires to lease to Lessee additional space in the Building which the parties agree consists of 48,970 square feet of Adjusted Rentable floor area on the Concourse Level of the Building in Quadrants "A" and "D" (the "Concourse Space") as shown on the site plan attached to this First Amendment as Exhibit "C-l." The Original Premises and the Concourse Space are collectively referred to as the "Entire Premises."

        C. Lessee and Lessor desire to amend the Lease to provide for inclusion of the Concourse Space, construction of tenant improvements and certain other matters as provided herein.

        NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, lessor and lessee hereto agree as follows:

                                    AGREEMENT

        1. DEMISE. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Concourse Space, pursuant to the terms and conditions of the Lease as amended by this First Amendment.

        2. COMMENCEMENT DATE AND TERM.

                2.1. ORIGINAL PREMISES. The Commencement Date for the Original Premises remains as the date specified in Section 2.1 of the Lease and the Term for the Original Premises expires five (5) years thereafter.

                2.2. CONCOURSE SPACE. The Term of the Lease for the Concourse Space commences on the Commencement Date specified in Section 5 of this First Amendment and expires five (5) years thereafter. The Renewal Term specified in
Section 4.3 applies to the Entire Premises, including the Concourse Space.



                                       1.
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                2.3. LESSEE'S RIGHT TO TERMINATE. In the event that the
Concourse Space is not approved by the San Francisco Planning Department as having less than the "Permitted Office Use", as defined in the Lease, within twenty (20) days from the execution of this First Amendment, and Lessor has not waived the provisions of Section 11.1(b) of the Lease, then Lessee may terminate this Lease upon thirty (30) days prior written notice to Lessor; however, if the Planning Department approval is obtained prior to the expiration of Lessee's thirty (30) day notice period, Lessee's termination notice shall be rendered null and void.

        3. AMENDMENT OF SALIENT LEASE TERMS. Section 1 of the Lease, SALIENT LEASE TERMS, is hereby amended as follows:

                3.1. LEASED PREMISES. Section 13(b) of the Lease is hereby amended to read:

                    "(B) Leased Premises
                         Useable Area: 20,975 square feet
                                       Fourth Floor Quadrant "C"
                                       specified in Exhibit "C" attached to the Lease
                                       (Original Premises)

                                       40,808 square feet
                                       Concourse Level Quadrants "A" and "D"
                                       Specified in Exhibit "C-1" attached to
                                       this First Amendment (Concourse Space)
                                       Total Usable: 61,783 square feet

               Adjusted Rentable Area: 25,170 square feet - Original Premises
                                       48,970 square feet - Concourse Space
                                       74,140 square feet - Total

                        Rentable Area: 26,914 square feet - Original Premises
                                       55,248 square feet - Concourse Space
                                       82,162 square feet - Total"

                3.2. RENT. Section 1.5(A) of the lease is hereby amended to read:

                     "(A) Minimum Rent:

                          (1) Original Premises     Original Premises
                              Annual Rental (Per    Monthly Rental
                              Adjusted Rentable     (Per Adjusted Rentable
                              Square Foot)          Square Foot)
                              $792,855              $66,071.25
                              ($31.50 ARSF)         ($2.63/ARSF)

                          (2) Concourse Space       Concourse Space
                              Annual Rental (Per    Monthly Rent
                              Adjusted Rentable     (Per Adjusted Rentable
                              Square Foot)          Square Foot)
                              $1,469,100            $122,425
                              ($30.00/ARSF)         ($2.50/ARSF)



                                       2.
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                          (3) Total Annual Rental   Total Monthly Rent
                              $2,261,955            $188,496.25"

                3.3. BASE OPERATING COST FOR THE COMPLEX. Section 1.9 of the lease is hereby amended to read:

                        "2000 Base Expense Year and 1999-2000 Base Tax Year"

                3.4. PRO RATA PERCENTAGE. Section 1.8 of the Lease is hereby amended to read:

                        "Pro Rata Percent for Original Premises: 4.00% (26,914/672,788 rsf)
                        Pro Rata Percent for Concourse Space: 8.21%
                        (55,248/672,788 rsf)
                        Pro Rata Percent for Entire Premises: 12.21%
                        (82,162/672,788 rsf)"

        4. DELIVERY DATE FOR CONCOURSE SPACE.

                DELIVERY DATE. Subject to Lessor receiving all approvals for Lessor's Work as set forth in Exhibit D-1 attached hereto (the "Concourse Space Work Letter"), Lessor's estimated Delivery Date for Lessee's possession and entry into the Concourse Space for the purpose of performing Lessee's Work as set forth in the Concourse Space Work Letter is September 30, 1999. Subject to construction and legal requirements, Lessor will cooperate with Lessee in coordinating Lessor and Lessee's work so that Lessee's work can begin while Lessor pursues construction of the corridor and Base Building systems.

        5. COMMENCEMENT DATE FOR CONCOURSE SPACE. The Term of the Concourse Space and Lessee's obligation to pay rent for the Concourse Space to Lessor pursuant to Sections 7 and 8 of the Lease shall commence on the earlier of:

                        (a) the date upon which the City and County of San Francisco issues its certificate of occupancy for the Concourse Space;

                        (b) the date which is ninety (90) days after the Delivery Date of the Concourse Space; or

                        (c) the date Lessee commences operations in the Concourse Space.

        6. CONDITION OF CONCOURSE SPACE/ELEVATOR. Subject to completion of Lessor's Work as set forth in the Concourse Space Work Letter, Lessee hereby accepts the Concourse Space in the condition existing as of the date of occupancy and Lessee hereby affirms and acknowledges the conditions of Section
12.2 of the Lease. Lessee expressly agrees that Lessor is not required to install an ADA compliant lift or elevator or any lift or elevator for the Premises. If any such lift/elevator is required, Lessee shall install it at its own cost and expense and with Lessor's prior approval.

        7. CONSTRUCTION. Lessor and Lessee agree that the Concourse Space Work Letter (and not Exhibit D of the Lease) shall control the rights and obligations of the parties with respect to initial construction of the Concourse Space. Lessee agrees to construct Tenant's Improvements for the Concourse Space in accordance with and to be bound by all the terms and conditions of the Concourse Space Work Letter



                                       3.
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        8. EXTERIOR SIGNAGE. Section 28 of the Lease is hereby amended to add thereto: "Section 28.2 Exterior Signs. At such times during the Lease term (and permitted extensions thereto) that Lessee continues to occupy a minimum of 48,970 Adjusted Rentable square feet on the Concourse Level of the Building, Lessee shall have the right to exterior signage on the Building only as follows:

                (a) HORIZONTAL FLAGPOLES. Lessee shall have the right to use two
(2) existing horizontal flagpoles above or adjacent to Lessee's employee entrance to the Building on Townsend Street for identifying flags. The size, design and type of signs shall be subject to Lessor's approval and approval of any governmental agencies. All costs of installation and maintenance of the flags shall be at Lessee's sole cost and expense.

                (b) NON-ELECTRONIC SIGN. At Lessee's cost and expense and subject to prior regulatory approval, Lessee shall have the right to install, maintain and operate one (1) non-electronic sign not to exceed two hundred (200) square feet in area, to be located on the Building exterior below the parapet on the corner of Eighth and Townsend Streets on the Townsend Street side of the Building ("Lessee's Exterior Sign"). Lessor shall provide Lessee with an exhibit indicating size and location of such sign and shall have final design approval thereof. Lessee hereby agrees to utilize AD-ART or other sign production company acceptable to Lessor in Lessor's sole discretion, for design, installation and regulatory approval of Lessee's Exterior Sign."

                9. ELECTRICAL SYSTEM. At all times during the Lease term and permitted extensions during which Lessee is not in default beyond any permitted cure period, Lessee shall have the right, at its sole cost and expense, to install and maintain an electrical grounding system within the Concourse Space at a location and in a manner approved by Lessor and in accordance with all applicable laws and regulations. Lessee shall have the additional right to install, at its sole cost and expense, and maintain, at its sole cost and expense, conduit containing fiberoptic telecommunications ("Fiber Conduit") lines across the ceiling of the Concourse Level and the loading dock area of the Building to link the Concourse Space with Lessee's existing telecommunications services at 600 Townsend Street and also to extend such Fiber Conduit to the Quadrant "C" riser shaft to link with the telecommunications services in place in the Original Premises. The number, size and path(s) of the Fiber Conduit shall be mutually agreed upon by Lessor and Lessee. Lessee shall, prior to the Commencement Date, install, at its sole cost and expense, a separate utility meter or check meter for the Concourse Space.

        10. RISER ACCESS. Lessee acknowledges that the ceiling of the Concourse Space is the primary horizontal riser access for other tenants of the Complex. Accordingly, Lessor shall have access at any time, upon reasonable prior notice to Lessee, except in the case of emergencies when no notice shall be required, to install future systems and maintain existing systems in the ceiling of the Concourse Space.

        11. PRIORITY OF FIRST AMENDMENT. To the extent the provisions of the Lease are inconsistent with the provisions of this First Amendment, the provisions of this First Amendment shall supersede and control.

        12. DEFINED TERMS. As used herein, capitalized terms shall have the meaning ascribed to them in the Lease, unless expressly defined herein.



                                       4.

        13. LEASE IN FULL FORCE AND EFFECT. Except as hereby modified, the Lease remains unchanged and in full force and effect, and except as expressly otherwise provided herein, the terms and conditions of the Lease shall apply to the Concourse Space as well as the Original Premises.

        14. SUCCESSORS AND ASSIGNS. This First Amendment shall bind, and inure to the benefit of, the parties hereto and their respective permitted successors and assigns.

        15. BROKERS. Lessee represents and warrants to Lessor that Lessee has had no dealings with any broker, finder or similar person who is or might be entitled to a commission or other fee in connection with this First Amendment other than Cushman & Wakefield and Polatnick Properties, Inc. Lessee shall protect, defend and indemnify Lessor against and hold Lessor harmless from, any and all claims, demands, liability and costs (including reasonable attorneys' fees), of any person, other than Lessor's Broker, who claims to have dealt with Lessee in connection with the transaction contemplated by this First Amendment. Lessor shall protect, defend and indemnify Lessee against, and hold Lessee harmless from, any and all claims, demands, liability and costs (including reasonable attorneys' fees), of any person who claims to have dealt with Lessor in connection with the transaction contemplated by this First Amendment.

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                                            LESSOR
                                            ZORO, LLC.
                                            a California limited liability
                                            company

                                            By: /s/ MARTIN ZANKEL
                                               ---------------------------------
                                               Its: Managing Member

                                            LESSEE:

                                            MACROMEDIA, INC.

                                            By: /s/ BETSEY NELSON
                                               ---------------------------------
                                               Betsey Nelson

                                            Its: SENIOR VP AND CFO
                                                 MACROMEDIA, INC.
                                                (415) 252-4102

                                            By: /s/ ROBERT BURGESS
                                               ---------------------------------
                                                Robert Burgess

                                            Its: CEO
                                                --------------------------------



                                       5.
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                                   EXHIBIT D-1

                               The Concourse Space

                              Work Letter Agreement
                          (Lessor's and Lessee's Work)

A. LESSOR'S WORK

        Whenever this Exhibit D-1 refers to the "Leased Premises," such reference shall mean the Concourse Space as described in the First Amendment to Lease to which this Exhibit D-1 is an exhibit. The Leased Premises shall be delivered to Lessee in "AS-IS" condition, and without any obligation on the part of Lessor to perform improvements to the Leased Premises, except for the work expressly set forth in Schedule 1 (the "Lessor's Work").

B. LESSEE'S WORK

1. Plans/Specifications

        1.1 PLAN DESIGN

        Prior to commencing work on the leasehold improvements to the Leased Premises as hereinafter provided ("Tenant Improvements"), Lessee shall submit to Lessor complete and detailed plans and specifications for the Tenant Improvements ("Plans"). The Plans shall be prepared by Don Beck & Associates ("Architects") and by Therma (Mechanical Engineer) and Cupertino Electric (Electrical Engineer) (collectively, "Engineers"), all licensed to practice in the State of California.

        1.2 (a) Coordination

        The Architect shall coordinate with Lessor's Project Manager Joseph Mock to assure that the Plans are consistent with the existing design and construction of the Leased Premises. Lessee acknowledges that Lessor has provided Lessee with a set of base building drawings for the Leased Premises ("Building Drawings"). However, Lessor does not warrant, and Lessee should not rely upon, the accuracy of the Building Drawings. Lessee, therefore, should undertake its own investigation of the Leased Premises to confirm existing conditions, rather than relying on the Building Drawings.



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                (b) Governmental

                Lessee acknowledges that Lessor has established procedures for relations with the Building and Planning Departments of the City and County of San Francisco and that Lessee, Lessee's representatives, architects, or agents shall not contact any representatives of the City and County of San Francisco without the presence of Lessor's representative to assure consistency of treatment of the Building and its tenants by such governmental agencies. Any such contact by Lessee's representatives in contravention of this provision which causes an alteration in governmental treatment of the Building which results in additional costs to the Building or any tenant therein, shall be borne by the Lessee.

        1.3 SCHEMATICS

        Lessee shall deliver to Lessor the schematic drawings ("Schematic Drawings") upon which the Plans shall be based not later than September 15, 1999. The Schematic Drawings and the Plans shall conform with standards set forth by Lessor for material specifications and construction specifications which are applicable for the Building in general. Lessor shall have ten (10) working days after receipt thereof to review and approve/disapprove the Schematic Drawings. Once Lessor has approved the Schematic Drawings, Lessee shall cause the Architect to prepare the Plans which must be consistent with the approved Schematic Drawings. Provided Lessor has approved the Schematic Drawings, Lessee shall deliver the Plans to Lessor for its approval, in one or more stages, during the period between October 1 and October 15, 1999. Lessor shall not unreasonably withhold its approval of the plans so long as the Plans are consistent with the Schematic Drawings. In scheduling the preparation of the Schematic Drawings and the Plans, Lessee shall allow sufficient time for review and approval by Lessor and by the appropriate government agencies.

        1.4 SCHEMATICS APPROVAL

        If Lessor disapproves of the Schematic Drawings or the Plans or any portion of either, Lessor shall promptly notify Lessee thereof in writing and of the revisions which Lessor requires in order for Lessee to obtain Lessor's approval. As promptly as reasonably possible, but in no event later than ten
(10) days thereafter, Lessee shall submit to Lessor a revised set of Schematic Drawings or Plans incorporating the changes required by Lessor. Said revisions shall also be subject to Lessor's approval. Lessor shall have five (5) working days after receipt of the revised Schematic Drawings or Plans to notify Lessee in writing of Lessor's approval or disapproval of same. If Lessor again disapproves of or requests revisions to the Schematic Drawings or the Plans, Lessee shall submit to Lessor, within ten (10) business days after receiving Lessor's written disapproval or request for revisions, a further revised set of



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

Schematic Drawings or Plans incorporating the changes required by Lessor. This process shall continue until Lessor has approved the Schematic Drawings and the Plans.

        1.5 FINAL PLANS

        The Plans, approved by Lessor, shall be referred to as the "Final Plans." The Final Plans shall be signed by Lessor and Lessee. After approval of the Final Plans, Lessee shall not make any changes thereto without Lessor's prior written approval in accordance with the provisions of this Exhibit D-1.

        1.6 PERMITS

        Subject to the provisions of paragraph 1.2(b), Lessee shall be solely responsible for obtaining all necessary governmental approvals and permits (including but not limited to the approval of the San Francisco City Planning Department) required to commence and complete the Tenant Improvements after obtaining the prior approval of Lessor before making any submittal to any governmental agency for permit, which approval of Lessor shall not be unreasonably withheld; and immediately upon receipt thereof, Lessee shall deliver copies of all such approvals and permits to Lessor. Lessor shall cooperate with Lessee in assisting Lessee to obtain all necessary governmental approvals and permits in connection with the construction of the Tenant Improvements.

        1.7 CODE COMPLIANCE

        Except as expressly set forth to the contrary in the Lease with respect to Code Compliance, it shall be Lessee's sole responsibility to satisfy all applicable building code requirements and governmental rules and regulations concerning the design and construction of the Tenant Improvements. Lessor's approval of the Final Plans is not intended, and should not be understood by Lessee, as an affirmation that the Final Plans comply with applicable building codes or other governmental rules and regulations or that the Final Plans are in conformance with standards of good workmanship as practiced by architects/engineers in the San Francisco Bay Area. Lessor's review of the Final Plans is solely for Lessor's benefit, and Lessee shall not rely upon that review for any purpose whatsoever in connection with the work on or the design of the Tenant Improvements.

        1.8 CONTRACTOR

        Lessor hereby approves South Bay Construction as its general contractor to perform the Tenant Improvements ("Contractor"), duly licensed in the State of California and familiar with all applicable building code requirements, who shall be satisfactory to Lessor, in Lessor's reasonable discretion



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

2. SCHEDULING AND LESSEE'S PRIOR ACCESS TO THE PREMISES

        2.1 SCHEDULE

        At least five (5) days prior to the start of construction of the Tenant Improvements, Lessee shall deliver to Lessor the proposed schedule of the Lessee's Work to be performed ("TI Schedule"). The TI Schedule shall be prepared by the Contractor, and it shall show the schedule for the submission of all shop drawings/submittals and for the performance of each portion of the Tenant Improvements. Lessee and the Architect shall either consult with the Contractor or the Architect shall perform the necessary investigation to determine the availability of the equipment and materials to be incorporated into the Tenant Improvements and which portions of the Tenant Improvements will require long lead time for ordering and/or manufacturing. The TI Schedule shall be in the form of a Critical Path Method schedule.

        2.2 COMMENCEMENT OF CONSTRUCTION

        Upon delivery of the Leased Premises to Lessee and Lessee's receipt of all approvals of the Final Plans and the acquisition by Lessee of all necessary permits, Lessee shall commence the construction of the Tenant Improvements. Lessor and Lessee agree that Lessor must perform certain Lessor's Work, and that both parties will use all commercially reasonable efforts to coordinate their respective work inside the space; however, in event of any conflict between Lessor's Work and Lessee's Work, on one day's prior written notice Lessee shall either accommodate Lessor's requirements or vacate the Leased Premises until completion of Lessor's Work. In addition to the foregoing, Lessor shall permit Lessee access to the Leased Premises, prior to approval of Final Plans and the acquisition of permits, for the purposes of obtaining measurements of the Leased Premises, confirming existing conditions and for space planning preparation purposes. Lessee's entry to the Leased Premises prior to the Delivery Date for such purposes shall be upon all of the terms and conditions of the Lease, including, without limitation the provisions regarding insurance and indemnification, but excepting the payment of Minimum Rent and additional Rent. Lessee shall be solely responsible for all costs and expenses incurred in connection with the Tenant Improvements and any pre-Delivery Date activities, and Lessee hereby agrees to indemnify, defend, and hold harmless Lessor from and against any loss, cost, expense, liability, damage, or injury in connection therewith.



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

        2.3 USE OF BUILDING FACILITIES

        During the course of Lessee's construction of the Tenant Improvements, Lessor hereby agrees not to charge Lessee's contractors for use of the Building utilities, loading dock and freight elevators during normal business hours.

3. PAYMENT FOR TENANT IMPROVEMENTS AND THE CONSTRUCTION CONTRACT

        3.1 CONSTRUCTION COSTS

        As an inducement to Lessee to enter into the Lease, but subject to paragraph 3.2 below and as otherwise provided in the Lease and this Exhibit D-1, Lessor agrees to reimburse Lessee for: (1) the cost of construction of the Tenant Improvements identified on the approved Final Plans (which may, at Lessee's election, include construction of an employee entrance on Townsend Street and an ADA-compliant lift as required pursuant thereto); (2) costs of any permits or licensing fees; (3) payment of the fees of the " Architect" and "Engineers" for the Tenant Improvements; (4) payment of the fees of Lessee's space planner up to a maximum of 15 cents ($0.15) per Adjusted Rentable square foot which payment, at Lessee's Option, may be upon execution of the First Amendment; and (5) any other costs approved by Lessor including planning and design costs and the costs of the check meter which Lessee will install as part of Lessee's Work ("Tenant Improvement Costs") up to a cost not to exceed $20.00 for each Adjusted Rentable square foot in the Leased Premises (the "Allowance"). If the Allowance is not used for Tenant Improvement Costs, the unused portion shall revert to Lessor and shall not be available for any other purpose by Lessee.

        3.2 PAYMENT OF ALLOWANCE

                (a) Payment Procedure

        Lessor shall reimburse Lessee for the Tenant Improvement Costs up to the Allowance upon the last to occur of: (i) substantial completion of the Tenant Improvements; (ii) receipt by Lessor of invoices for all portions of the Tenant Improvements from the person(s) performing the work or rendering the services, together with such supporting documentation as Lessor may reasonably request in connection therewith, and (iii) receipt by Lessor of unconditional lien releases with respect to the entirety of the Tenant Improvements from all contractors, subcontractors and materialmen who performed the work or rendered services or materials. Lessor shall have no obligation to pay all or any portion of the Allowance at any time following the occurrence, and during the continuance, of any event of default by Lessee under the Lease.



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

                (b) Primary Obligation

        Lessee shall pay all costs incurred in connection with the construction of the Tenant Improvements.

                (c) Project Management Services. In consideration of the supervisory, logistical and oversight and review work to be performed by Landlord in connection with the Tenant Improvements, Tenant agrees that Landlord shall be entitled to charge against the Allowance a construction management fee (the "Coordination Fee") in the amount of three percent (3%) of the total cost of the Tenant Improvements. Landlord shall deduct the Coordination Fee from the Allowance.

        3.3 CONTRACT TERMS

        The construction contract for the Tenant Improvements shall include all of the provisions which are included herein and identified as "Construction Contract Terms;" provided, however, that the Construction Contract Terms may be revised with Lessor's approval, which approval shall not be unreasonably withheld, in a manner which does not expose Lessor to additional liability.

4. CHANGES, ADDITIONS, AND ALTERATIONS

        4.1 MATERIALITY

        From time to time Lessee may make nonmaterial changes in the Final Plans prior to final completion with Lessor's prior approval, which approval shall not be unreasonably withheld. Lessee shall not make any material changes to the Final Plans (which shall mean a change the cost of which will be in excess of $5,000.00, or is visible from the exterior of the Leased Premises, or affects the structure, roof, central building systems or exterior walls of the Leased Premises) without securing the prior written approval of Lessor, which approval shall not unreasonably be withheld by Lessor. In seeking Lessor's approval for changes to the Final Plans, Lessee shall deliver to Lessor such documentation as the Construction Contract shall require for changes in the Contract Price or an extension of the Completion Date.

        4.2 RENT COMMENCEMENT

        No such changes in the Final Plans shall delay the Rent Commencement Dates set forth in the Lease. Lessor shall approve or disapprove any such changes within ten (10) working days after the receipt of a request from Lessee. Upon approval by Lessor, such change shall be included within the phrase "Final Plans."



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

5. Construction and Delays

        5.1 The performance of the Tenant Improvements shall be subject to the following terms and conditions:

                (a) Compliance by Lessee and the Contractor and its subcontractors, material suppliers, and equipment renters of whatever tier ("Lessee's Contractors") with the applicable provisions of the Lease;

                (b) All of the Tenant Improvements, which are performed by Lessee's Contractors, shall be scheduled through Lessee;

                (c) All of the Tenant Improvements shall be performed in accordance with the reasonable rules and regulations which Lessor may issue from time to time;

                (d) Lessor shall have no responsibility whatsoever for the supervision or coordination of Lessee's Contractors ,the Architect, or the Engineer, the quality of their work or any other matter with respect to Lessee's Contractors, the Architect, or the Engineer; however, Lessee shall coordinate all Tenant Improvements with Lessor's Project Manager as described herein and as set forth in the TI Schedule.

                (e) Although Lessor shall have no responsibility as set forth in subparagraph (d) above, Lessor's Project Manager may, at his option, demand a stop in Lessee's Work if any terms of this Exhibit D-1 are violated or threatened to be violated by Lessee or Lessee's contractor or if the Tenant Improvement Work is not being performed in accordance with the approved Final Plans.

                (f) In connection with the construction of the Tenant Improvements, Lessee's Contractor and subcontractors shall not be charged for the use of utilities, loading dock and freight elevators during normal business hours.

6. SUBSTANTIAL COMPLETION

        6.1 DEFINITION

        For purposes of this Exhibit D-1 and the Lease, "Substantial Completion" of the Tenant Improvements shall mean the date that (i) the Architect certifies to Lessor that the Tenant Improvements have been completed in accordance with the Final Plans; and (ii) the Rent Commencement Date under the Lease has occurred, and (iii) Lessor has received unconditional lien releases with respect to the Tenant Improvement work performed.



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

7. DEFAULT

        7.1 Any default by Lessee under this Exhibit D-1 which is not cured within ten (10) days of notice from Lessor to Lessee in the event of a non-payment of money or within thirty (30) days of notice in the event of a non-monetary default, shall be deemed an immediate event of default under the Lease, entitling Lessor to exercise any and all of its rights and remedies available to Lessor under the Lease, at law or in equity for nonpayment of Rent. In addition to all other amounts payable by Lessee hereunder, upon the default by Lessee under this Exhibit D-1 (which default is not cured as provided above), and notwithstanding anything to the contrary contained herein, Lessee shall pay Lessor upon demand all costs and expenses incurred by Lessor in connection with its review of the Plans, the Final Plans, the TI Schedule and any construction documents, and in connection with the construction of the Tenant Improvements.

8. CONSTRUCTION CONTRACT TERMS

        8.1 INDEMNIFICATION BY CONTRACTOR

        Contractor shall defend, protect, indemnify, and hold harmless Lessee and Lessor and their respective, directors, officers, shareholders, members, managers, agents and employees (collectively referred to as "Indemnitees") from and against all liability, liens, injuries, claims, damages, fines, penalties, costs, and expenses, including attorneys' fees and litigation or arbitration costs, arising out of or resulting from the performance of the Work and/or breach of the Contract Documents, provided that any such liability, Lien, injury, claim, damage, cost, or expense is caused, in whole or in part, by any act of omission of Contractor, its subcontractors of any lower tier, anyone directly or indirectly employed by any of them, or anyone for whose acts any of them may be liable. Contractor's indemnity obligation shall be binding upon Contractor regardless of whether any of the Indemnitees is negligent, actively, passively, or not at all. However, Contractor shall not be required to indemnify any Indemnitee whose sole negligence or willful misconduct is responsible for the liability, lien, injury, claim, damage, cost, or expense. Contractor shall, upon demand by any of its Indemnitees, defend any action of proceeding brought against any of its Indemnitees with respect to the matters set forth in this Construction Contract; but any of the Indemnitees shall have the right to conduct its own defense if it chooses to do so.

        8.2 INSURANCE REQUIRED TO BE CARRIED BY CONTRACTOR

        Contractor shall at all times carry with companies acceptable to Tenant all necessary Worker's Compensation and other insurance required by law and a Commercial General



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Liability Insurance policy in amounts not less than $5,000,000.00 per occurrence for bodily injury and property damage. Such policy or policies shall include coverage for premises and operations liability, contractual liability
(including, but not limited to, Contractor's indemnity obligation to the Indemnitees), completed operations coverage, products liability, broad form property damage liability, liability which Contractor may incur as a result of the operations, acts, or omissions of its subcontractors, suppliers, or materialmen, and their agents or employees, automobile liability, including owned, non-owned, and hired vehicles. Such policy or policies shall be endorsed to include all Indemnitees as additional insureds and to stipulate that such insurance shall be primary insurance and that any insurance carried by any Indemnitees shall be excess and not contributory insurance.

        8.3 INSURANCE REQUIREMENTS

        All insurance coverage procured by the Contractor shall (i) list all of the named insureds under the policy, (ii) be issued by an insurer admitted to transact insurance in the State of California with a financial rating of at least an A:VII as rated in the most recent edition of Best's Insurance Reports,
(iii) contain an endorsement requiring at least thirty (30) days written notice from the insurance company to all of the named additional insureds before any cancellation or material change in coverage, scope, or amount of the insurance policy, and (iv) contain an endorsement stating that no additional insured will be excluded from coverage in the event that the additional insured is alleged or found to be negligent in connection with any claim made under the policy or otherwise.

        8.4 DELIVERY OF CERTIFICATES OF INSURANCE AND POLICY ENDORSEMENTS TO LANDLORD AND TENANT

        If Contractor fails to deliver to Lessor and Lessee insurance certificates and policy endorsements which reflect the requirements specified in this Construction Contract within forty-eight (48) hours after demand, and in any event prior to commencement of Contractor's Work on the Project, Lessor may, but shall not be obligated to, obtain such insurance for Contractor and pay the premiums thereon, and Contractor shall repay Lessor, on demand, any sum or sums paid therefor, or Lessor may deduct such premiums from any money due or to become due to Contractor under this Agreement. In the alternative, Lessor may declare Contractor in default under this Construction Contract.



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                                 SCHEDULE 1 TO
                                  EXHIBIT D-1

Lessor's Work:

                Lessor agrees to install the following in or for the Leased Premises at its sole cost and expense:

        1. Install a Building Standard dropped ceiling approximately 11-12 feet above the concrete slab in approximately fifty percent (50%) of the Concourse Space as specified in the area marked in Schedule 2 attached hereto.

Lessee's Work:

        1. In addition to the work described in the Final Plans, Lessee agrees to:
                (a)     purchase and install a check meter; and
                (b) secure its employee entrance with Lessee's own security system.
                (c) pay all costs for an employee entrance on Townsend Street, including an ADA-compliant lift.



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                         [CONCOURSE LEVEL CEILING PLAN]